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                                                                   EXHIBIT 10.29


                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into this ____ day of November 2000 by and between TELESERVICES INTERNET GROUP INC., a Florida corporation ("COMPANY"), and ROBERT P. GORDON ("GORDON").

                                    RECITALS

         WHEREAS, as part of the consideration for Gordon entering into that certain Separation Agreement of even date herewith, Company desires to engage Gordon to provide: (i) assistance in procuring United Cerebral Palsy's performance of its agreement with the Company; and (ii) assistance in working with Joe King to promote and close additional agreements with charitable organizations similar to the Company's agreement with United Cerebral Palsy;

         NOW, THEREFORE, in consideration of the premises, which shall be deemed an integral part of this Agreement and not as mere recitals hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. SERVICES.

                  1.1 Company hereby contracts with Gordon to provide: (i) assistance in procuring United Cerebral Palsy's performance of its agreement with the Company; and (ii) assistance in working with Joe King to promote and close additional agreements with charitable organizations similar to the Company's agreement with United Cerebral Palsy (the "Services").

                  1.2 Gordon and Company shall mutually agree as to the method and manner of performing the Services undertaken by Gordon pursuant to this Agreement. Gordon shall perform the services hereunder from his own offices.

                  1.3 Gordon hereby grants Company for the term of this Agreement a right of first refusal on all deals with charitable organizations in which he is involved that are in any way similar to the Company's deal with United Cerebral Palsy.

                  1.4 Gordon shall be available as necessary to perform the Services and to provide assistance, status reports and advice in connection with the Services.

                  1.5 Company is entitled at all times to be advised, at its request, as to the status of the work being done by Gordon and of the details thereof. Gordon shall collaborate and coordinate with officers and representatives of Company as necessary and appropriate.


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         2. CONSIDERATION. In consideration of the performance of the Services undertaken by Gordon pursuant to this Agreement, Company shall pay to Gordon a fee of Five Thousand ($5,000.00) Dollars per month for the services rendered by Gordon to Company.

         3. TERM. The term of this Agreement shall commence on January 1, 2001 and end on March 31, 2001.

         Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement immediately, subject to a continuing obligation to make any payments required under Section 5 below, if Gordon (i) becomes disabled as described in Section 5.2, (ii) is terminated for Cause, as defined in Section 5.3, or (iii) voluntarily terminates his engagement before the current term of this Agreement expires, as described in Section 5.4.

         4. NEGATION OF AGENT OR EMPLOYEE STATUS.

                  4.1 Gordon shall perform this Agreement as an independent contractor, and nothing contained herein shall in any way be construed to constitute Gordon or the assistants of Gordon (other than the secretarial assistant to be provided by the Company) as agents, subagents, or employees of Company. Gordon certifies his understanding that Company is not required to withhold any federal income tax, social security tax, state and local tax, to secure workers' compensation insurance, or employee's liability insurance of any kind or to take any other action with respect to the insurance or taxes of Gordon and assistants of Gordon (other than the secretarial assistant to be provided by the Company).

                  4.2 In no event and under no circumstances shall any provision of this Agreement make the Company liable to any person or entity that contracts with or that provides goods or services to Gordon in connection with the services Gordon has agreed to perform hereunder or otherwise, or for any debts or claims of any nature accruing to any person or entity against Gordon; and there is no contractual relationship, either express or implied, between Company and any person or entity supplying any work, labor, services, goods or materials to Gordon as a result of the provision of the services provided by Gordon hereunder or otherwise. This provision does not apply to the secretarial assistant to be provided by the Company.

         5. PAYMENTS UPON TERMINATION.

                  5.1 Involuntary Termination. If the Company terminates Gordon's engagement hereunder during the initial term of this Agreement or any subsequent term, Gordon shall be entitled to receive his monthly fee accrued through the end of such term.

                  5.2 Disability. The Company shall be entitled to terminate this Agreement, if the Board reasonably determines that Gordon has failed to attend to his duties or has been unable to attend to his duties for at least thirty (30) days. Upon such termination, the Company shall pay to Gordon a monthly disability benefit equal to one-half (1/2) of his monthly fee for the balance of the term, commencing with his monthly fee next following the date of the board's determination.

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                  5.3 Termination for Cause. If Gordon's engagement hereunder is terminated by the Company for Cause, the amount Gordon shall be entitled to receive from the Company shall be limited to his monthly fee accrued through the date of termination.

                           For purposes of this Agreement, the term "Cause" shall be limited to (i) any action by Gordon involving willful disloyalty to the Company, such as embezzlement, fraud, misappropriation of corporate assets or a breach of the covenants set forth in Sections 9 and 10 below; or (ii) Gordon being convicted of a felony; or (iii) Gordon being convicted of any lesser crime or offense committed in connection with the performance of his duties hereunder and involving fraud or embezzlement or assault or sexual harassment; or
         (iv) the intentional, willful and repeated or continuing failure by Gordon to substantially perform his duties hereunder as directed by the Board or the officer of the Company to whom he reports (other than any such failure resulting from Gordon's incapacity due to physical or mental disability). Notwithstanding the foregoing, no termination pursuant to subsection (iv) shall be treated as termination for cause unless the Board has provided Gordon with at least thirty (30) days prior written notice specifying in reasonable detail the alleged breach and giving Gordon a reasonable opportunity to correct such breach.

                  5.4 Voluntary Termination by Gordon. If Gordon resigns or otherwise voluntarily terminates his engagement hereunder before the end of the then current term of this Agreement, the amount Gordon shall be entitled to receive from the Company shall be limited to his monthly fee accrued through the date of termination.

         6. ACCOUNTS AND RECORDS.

                  6.1 Gordon shall keep such accounts and records as are necessary to correctly complete the contractual obligations required herein. Gordon shall furnish such reports to Company as are necessary to inform Company of the progress of performance by Gordon of the contractual obligations required herein, and as necessary to perform the Services to the satisfaction of Company.

                  6.2 The records and accounts maintained by Gordon to assure proper accounting for the performance and rendering of the Services hereunder will be available for audit, inspection and copying purposes in the event the Company has a justifiable need for same. Gordon shall make available to Company for examination all of the records with respect to all matters covered by this Agreement; and Gordon will permit same to be examined and excerpts or transcriptions made or duplicated from such records, and audits of all contracts, invoices, materials, records of personnel, employment and other data relating to all matters covered by this Agreement. Company's right of inspection and audit shall pertain likewise to any audits made by any political subdivision or agency, whether local, state or federal. Gordon shall retain all of his records and


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         supporting documentation applicable to this Agreement for the lesser of
         (i) five (5) years from date hereof, or (ii) three (3) years after receipt of final payment from Company.

         7. DEATH. If Gordon dies during the term of this Agreement, the Company shall pay to Gordon's estate a lump sum payment equal to the sum of Gordon's monthly fees and any reimbursable expenses accrued but unpaid through the date of death.

         8. WITHHOLDING. Any provision herein to the contrary notwithstanding, the Company shall, to the extent required by law, have the right to withhold and deduct from any payment hereunder any federal, state or local taxes of any kind required by law to be withheld with respect to any such payment.

         9. PROTECTION OF CONFIDENTIAL INFORMATION.

                  9.1 The Gordon agrees that he will keep all confidential and proprietary information of the Company or relating to its businesses (including, but not limited to, information regarding the Company's business plans, customers, pricing policies, methods of operation, proprietary computer code and trade secrets) confidential, and that he will not (except with the Company's prior written consent), while he is engaged by the Company hereunder or thereafter, disclose any such confidential information to any person, firm, corporation, association or other entity, other than in furtherance of his duties hereunder, and then only to those with a "need to know." Gordon shall not make use of any such confidential information for his own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances during or after the term of his engagement hereunder. The foregoing shall not apply to any information that is already in the public domain, or is generally disclosed by the Company or is otherwise in the public domain at the time of disclosure.

                  9.2 Gordon recognizes that because his work for the Company may bring him into contact with confidential and proprietary information of the Company, the restrictions of this Section 9 are required for the reasonable protection of the Company and its investments and for the Company's reliance on and confidence in Gordon.

         10. COVENANT NOT TO COMPETE.

                  10.1 Gordon hereby agrees that he will not, during the term of this Agreement, engage in any business activities on behalf of any enterprise which competes with the Company in the business of marketing any of the products or services marketed by the Company or any of its subsidiaries. Gordon will be deemed to be engaged in such competitive business activities if he participates in such a business enterprise as an employee, officer, director, consultant, agent, partner, proprietor, or other participant; provided that the ownership of no more than 2 percent of the stock of a publicly traded corporation engaged in a competitive business, shall not be deemed to be engaging in competitive business activities.


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                  10.2 Gordon agrees that he shall not during any period in
         which he is receiving payments under Section 5 of this Agreement:

                           (i) solicit any employee or full-time consultant or
                  representative of the Company or any of its subsidiaries for the purposes of hiring or retaining such employee, representative or consultant, or

                           (ii) contact any present or prospective client of the
                  Company to solicit such a person to enter into a contract with any organization other than the Company or a related entity.

         If the payments due under Section 5 are made in a lump sum, Gordon nevertheless shall be considered to be receiving payments under Section 5 of this Agreement during any period for which he receives or has received such payments.

         11. DISPUTE RESOLUTION; INJUNCTIVE RELIEF.

                  11.1 Any dispute, claim, misunderstanding or disagreement that arises out of or which relates to this Agreement, or to the interpretation or breach of this Agreement, or the arbitrability of the dispute, ("Disputed Matter") shall be resolved by arbitration. To initiate arbitration of any Disputed Matter(s), the party seeking arbitration shall deliver written notice of the Disputed Matter(s) to the other party, stating the Disputed Matter(s), such party's position on the Disputed Matter(s), and that such notice shall serve as Notice of Submission of Disputed Matter(s) to arbitration. Arbitration of the Disputed Matter(s) shall be submitted to a single arbitrator, if the parties hereto agree upon one; otherwise, to a board of three arbitrators, of whom one shall be selected by each party within twenty
         (20) days after such 30 day period, and a third arbitrator shall be selected by these two selected arbitrators. If one of the parties fails to timely select an arbitrator, the arbitrator that was timely selected shall be the sole arbitrator. If neither party timely selects an arbitrator, the first arbitrator selected thereafter shall be the sole arbitrator, no others being appointed. Where each of the parties timely selects an arbitrator, said arbitrators will have ten (10) days from the end of the twenty (20) day period to select the third arbitrator. In the event the arbitrators are unable to timely agree on the third arbitrator, either party may petition any official of the American Arbitration Association for appointment of the third arbitrator and the parties agree to accept any arbitrator appointed by such official subject to the limitations hereof. Arbitration shall commence within ten business days of the selection of the final arbitrator and shall proceed in accordance with any private arbitration procedures and rules of evidence specified by the rules of evidence or procedure of commercial arbitration of the American Arbitration Association. The arbitrators shall have all the powers permitted arbitrators under the laws of the State of Florida. The decision and award of such single arbitrator, if only one is used, or any two of such board if three are used, as the case may be, shall be final and binding upon the said parties, their heirs, legal representatives, successors and assigns respectively, and shall have the same force and effect as though such decision had been handed down by a court of final jurisdiction; the cost of arbitrator(s) to be shared equally by the parties. The


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         non-prevailing party shall be responsible for and shall pay for the prevailing party's reasonable expenses of presenting its respective case, including depositions, attorney fees and costs and witness fees. Each of the parties hereto covenants to abide by any arbitration decision. The arbitration shall be conducted in St. Petersburg, Florida. In the event that it becomes necessary for either party to this agreement to enforce the terms hereof or a decision of arbitration through the initiation of legal proceedings, the prevailing party in said proceedings shall be entitled to collect all costs and a reasonable attorneys' fee from the non-prevailing party, both as to the initial lawsuit and any appellate proceedings. Arbitrators must be independent of the parties and their principals. Persons who are hereby expressly disqualified to serve as arbitrators are principals of parties, relatives of said principals, executives of parties or said principals, persons not residing within 100 miles of St. Petersburg, Florida, attorneys, accountants and other business persons having professional or business relationships with the parties or said principals. The parties shall deposit, at the beginning of the arbitration process, with the arbitrators an amount equal to the estimated costs (including arbitrators' time charges) of the total arbitration. Failure to make full deposit of one half of the estimated costs by the deadline imposed by the Arbitrator(s) shall result in a default judgment being awarded by the Arbitrator(s) to the party who did make a timely deposit of the full one half of the estimated costs. Arbitrators time charges shall be at the same rate for all arbitrators.

                  11.2 Notwithstanding Section 11.1, Gordon acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the covenants set forth in Sections 9 and 10 of this Agreement and accordingly agrees that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in the United States District Court for the Western District of Florida or in any court in the State of Florida having subject matter jurisdiction. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

                  11.3 It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable, if a court determines that the time or territory, or any other restriction, contained in this Agreement is an unenforceable restriction on the activities of Gordon, no such provision of this Agreement shall be rendered void but shall be deemed amended to apply as to such maximum time and territory, and to such extent, as such court may judicially determine or indicate to be reasonable.

         12. SEPARABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.


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         13. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Gordon and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Gordon.

         14. ENTIRE AGREEMENT. This Agreement, including any and all exhibits and schedules referenced herein and attached hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. Except as otherwise provided herein, no covenant, representation or condition not expressed in this Agreement, or in an amendment hereto made and executed in accordance with the provisions of Section 20 of this Agreement, shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

         15. GOVERNING LAW. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Florida, other than the conflict of laws provisions of such laws.

         16. GENDER AND NUMBER. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine or neuter and to the singular or plural as the identity of the person or entity or persons or entities may require.

         17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

         18. NOTICES. If any notices, consents, approvals or waivers are to be given hereunder, such notices, consents, approvals or waivers shall be in writing, shall be properly addressed to the party to whom such notice is directed, and shall be either actually delivered to such party or sent by prepaid commercial courier service, such as Federal Express, Airborne Express, or DHL Worldwide Express, to the addresses shown on the execution page hereof; which addresses may be changed from time to time by written notice by the party at such address to the other party.

         19. WAIVER OF BREACH. The waiver of breach of any covenant, agreement or provision contained in this Agreement shall not be construed as a waiver of the covenant, agreement or provision itself or any subsequent breach of that covenant, agreement or provision or any other covenant, agreement or provision contained in this Agreement.

         20. AMENDMENTS. No change, modification or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all parties hereto, their successors or assigns.


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         21. HEADINGS AND CAPTIONS. The titles or captions of paragraphs and subparagraphs contained in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement; and, therefore, such titles or captions do not define limit, extend, explain, or describe the scope or extent of this Agreement or any of its terms, provisions, representations, warranties, conditions, etc., in any manner or way whatsoever.

         22. WAIVER OF SIMULTANEOUS EXECUTION AND DELIVERY AND WAIVER OF CHANGES. The Separation Agreement executed by and among Company, Gordon, Perch, Inc. and GeneralSearch.com, Inc. on or about November 23, 2000 contained a provision in paragraph 2b to the effect that this Consulting Agreement was to be executed and delivered simultaneously with the said Separation Agreement. In fact, this Consulting Agreement was not executed and delivered simultaneously with the execution and delivery of the said Separation Agreement on or about November 23, 2000, but is executed and delivered on the dates shown herein. Moreover, changes have been made to this Consulting Agreement since the execution and delivery of the said Separation Agreement, so that this Consulting Agreement is not exactly the same as the form of Consulting Agreement attached to the said executed and delivered Separation Agreement. Each of the parties to the Separation Agreement, to wit, Company, Gordon, Perch, Inc. and GeneralSearch.com, Inc. hereby waives any and all rights, objections and defenses (a) arising under the provision of the said Separation Agreement providing or requiring that this Consulting Agreement be executed and delivered simultaneously with the execution and delivery of the said Separation Agreement and/or (b) arising from the fact that this Consulting Agreement as executed and delivered has been changed in certain respects from the form of Consulting Agreement attached as Exhibit C to the said executed and delivered Separation Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and Gordon has hereunto set his hand, as of the day and year first above written.

                            [SIGNATURE PAGE FOLLOWS]


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
GORDON:


/s/  Robert P. Gordon                                         November 27, 2000
----------------------------------                            -----------------
Robert P. Gordon                                              Date


COMPANY:

TELESERVICES INTERNET GROUP INC.


By:  /s/  Paul W. Henry                                       November 26, 2000
     -----------------------------                            -----------------
                                                              Date

Its: Secretary/Director

Joined in for the sole purpose of agreeing to the provisions of paragraph 22 of this Consulting Agreement, to wit, any and all rights, objections and defenses arising under the provision of the said Separation Agreement providing or requiring that this Consulting Agreement be executed and delivered simultaneously with the execution and delivery of the said Separation Agreement.

PERCH, INC.


By:  /s/ John H. Talbott                                      November 27, 2000
     -----------------------------                            -----------------
                                                              Date

Its: Vice President of Operations


GENERALSEARCH.COM, INC.


By:  /s/ Jeffrey C. Bruss                                     November 26, 2000
     -----------------------------                            -----------------
         Jeffrey C. Bruss, CEO                                Date


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